Exhibit 10.2

PAYMENT AGREEMENT

This Payment Agreement (this “Agreement”) is made as of November 1, 2022, by and among Ignyte Acquisition Corp. (the “Company”) and Ignyte Sponsor LLC (“Sponsor”). Together, the parties to this Agreement will be referred to herein as the “Parties” and each a “Party.”

WHEREAS, on March 21, 2022 and September 20, 2022, the Company issued unsecured promissory notes (the “Working Capital Notes”) in the aggregate principal amounts of $300,000 and $100,000, respectively, to Sponsor in consideration for loans from the Sponsor to fund the Company’s working capital requirements until November 1, 2022;

WHEREAS, the Working Capital Notes bear no interest and are repayable in cash upon the consummation of the Company’s initial business combination (the “Business Combination”); and

WHEREAS, the Parties desire to amend the terms of the Working Capital Notes to set forth the amounts of the fees to be paid by the Company to Sponsor and the form of such payment on the terms set forth herein.

NOW, THEREFORE, in consideration of the promises and the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Payment Amount. The Company agrees to pay and Sponsor agrees to accept the total sum of $400,000 (the “Payment Amount”) as payment of the fees and reimbursable expenses incurred to the date hereof due and owing to Sponsor pursuant to the terms of the Working Capital Notes.

2. Payment Method. The Parties agree that the Payment Amount will be paid at the closing of the Business Combination (the “Closing”) by the delivery of the Company to Sponsor or its assignee of 77,200 shares of common stock of the Company (the “Payment Shares”).

3. Transfer Restrictions.

(a) In connection with any transfer of the Payment Shares, among any other requirement of this Agreement, the Company may require the transferor to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration under the Securities Act. Notwithstanding the foregoing, the Company hereby consents to and agrees to register on the books of the Company and with its transfer agent, without any such legal opinion, except to the extent that the transfer agent requests such legal opinion, any transfer of Payment Shares by Sponsor to an affiliate thereof, provided that the transferee certifies to the Company that it is an “accredited investor” as defined in Rule 501(a) under the Securities Act and provided that such affiliate does not request any removal of any existing legends on any certificate evidencing the Payment Shares.

(b) Sponsor agrees to the imprinting, until no longer required by this Section 3(b), of the following legend on any certificate evidencing any of the Payment Shares:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS.

Upon the written request of Sponsor and subject to the provisions of this Section 3(b), the legend set forth above shall be removed and the Company shall as promptly as reasonably practicable issue a certificate without such legend to the holder of the Payment Shares upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account of The Depository Trust Company (DTC), unless otherwise required by state securities laws, (i) in connection with a sale of such Payment Shares pursuant to an effective registration statement under the Securities Act, or (ii) if such holder provides the Company with reasonable assurance that the Payment Shares can be sold, assigned or transferred pursuant to Rule 144 and such Payment Shares have been sold under Rule 144.

(c) The Payment Shares shall be included in the definition of the term “Registrable Securities” and subject to the same rights and obligations thereto as set forth in that certain Registration Rights Agreement dated as of the date hereof between the Company, Sponsor and the stockholders party thereto.

4. Representations. Each Party represents and warrants to the other Party that (i) the execution, delivery and performance by such Party of this Agreement is within the powers of such Party and have been duly authorized by all necessary action on the part of such Party, (ii) this Agreement has been duly executed and delivered by such Party and constitutes a valid and binding obligation of such Party, (iii) it is not relying upon any statements, understandings, representations, expectations or agreements other than those expressly set forth in this Agreement, (iv) it has had the opportunity to be represented and advised by legal counsel in connection with this Agreement, which it enters into voluntarily and of its own choice and not under coercion or duress, and (v) it has made its own investigation of the facts and is relying upon its own knowledge and/or the advice of its counsel.

5. Additional Representations, Warranties and Covenants of Sponsor. Sponsor hereby represents, warrants and covenants to the Company as follows:

(a) Organization. Sponsor is an entity duly organized, validly existing and in good standing under the laws of Delaware with the requisite corporate power and authority to enter into and to consummate the transactions contemplated herein and under the other agreements being entered into pursuant to this Agreement and otherwise to carry out its obligations hereunder and thereunder.

(b) No Public Sale or Distribution. Sponsor is (i) acquiring the Payment Shares for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws, and Sponsor does not have a present arrangement to effect any distribution of the Payment Shares to or through any person or entity; provided, however, that by making the representations herein, Sponsor does not agree to hold any of the Payment Shares for any minimum or other specific term and reserves the right to dispose of the Payment Shares at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act and pursuant to the applicable terms of this Agreement and the other agreements being entered into hereunder.

(c) Accredited Investor Status. Sponsor is an “accredited investor” as defined in Rule 501(a) under the Securities Act.

(d) Experience of Sponsor. Sponsor, either alone or together with its representatives has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective issuance and acceptance of the Payment Shares as provided for under this Agreement, and has so evaluated the merits and risks of such issuance. Sponsor understands that it must bear the economic risk of this investment in the Payment Shares indefinitely, and Sponsor is able to bear such risk and is able to afford a complete loss of such investment.

(e) Access to Information. Sponsor acknowledges that it has reviewed the reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, including pursuant to Section 13(a) or 15(d) thereof, (the “Disclosure Materials”) and has been afforded: (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, the Company and its representatives concerning the terms and conditions of the issuance of the Payment Shares and the merits and risks of accepting the Payment Shares as consideration for services rendered; (ii) access to information about the Company and its subsidiaries and its and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its decision to receive the Payment Shares as consideration for services rendered; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the Payment Shares. Neither such inquiries nor any other investigation conducted by or on behalf of Sponsor or its representatives or counsel shall modify, amend or affect Sponsor’s right to rely on the truth, accuracy and completeness of the Disclosure Materials.

(f) General Solicitation. Sponsor is not acquiring the Payment Shares as a result of any advertisement, article, notice or other communication regarding the Payment Shares published in any newspaper, magazine or similar media, broadcast over television or radio, disseminated over the Internet or presented at any seminar or, to its knowledge, any other general solicitation or general advertisement.

(g) No Governmental Review. Sponsor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Payment Shares or the fairness or suitability of the investment in the Payment Shares nor have such authorities passed upon or endorsed the merits of the offering of the Payment Shares.

(h) Restricted Securities. Sponsor understands that the Payment Shares are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.

(i) Legends. Sponsor understands that, except as otherwise provided in Section 3(b), certificates evidencing such Payment Shares shall bear the legends set forth in Section 3(b).

(j) No Legal, Tax or Investment Advice. Sponsor understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to Sponsor in connection with the issuance of the Payment Shares constitutes legal, tax or investment advice. Sponsor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its receipt of the Payment Shares.

6. Additional Representations, Warranties and Covenants of the Company. The Company hereby represents, warrants and covenants to Sponsor as follows:

(a) As of the Closing, the Payment Shares will be duly authorized and, when issued and delivered to Sponsor in accordance with the terms of this Agreement, the Payment Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under the Company’s certificate of incorporation (as amended to the date of the Closing) or under the General Corporation Law of the State of Delaware.

(b) The execution and delivery of this Agreement, the issuance of the Payment Shares and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, (ii) the organizational documents of the Company, or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties that, in each case of clauses (i) and (iii), would reasonably be expected to have a material adverse effect on the Company’s ability to consummate the transactions contemplated hereby, including the issuance and sale of the Payment Shares.

(c) Assuming the accuracy of the representations and warranties of Sponsor set forth herein, the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the issuance of the Payment Shares pursuant to this Agreement, other than (i) filings with the U.S. Securities and Exchange Commission (the “SEC”) and (ii) filings required by applicable state securities laws.

(d) As of their respective dates, all reports required to be filed by the Company with the SEC (the “SEC Reports”) complied in all material respects with the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments.

(e) As of the date hereof, the issued and outstanding shares of the Company are registered pursuant to Section 12(b) of the Exchange Act, and are listed for trading on Nasdaq under the symbol “IGNY” (it being understood that the trading symbol and the national securities exchange will be changed in connection with the Business Combination). There is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by Nasdaq or the SEC, respectively, to prohibit or terminate the listing of the Company’s Shares on the Nasdaq or to deregister the Shares under the Exchange Act. The Company has taken no action that is designed to terminate the registration of the Shares under the Exchange Act.

(f) Assuming the accuracy of Sponsor’s representations and warranties set forth in Section 5 of this Agreement, no registration under the Securities Act is required for the offer and sale of the Payment Shares by the Company to Sponsor.

(g) Neither the Company nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in violation of the Securities Act in connection with any offer or sale of the Payment Shares.

(h) No broker or finder is entitled to any brokerage or finder’s fee or commission from the Company solely in connection with the issuance of the Payment Shares to Sponsor.

(i) As of the date hereof, except for such matters as have not had a material adverse effect on the Company, the Company is in compliance with all state and federal laws applicable to the conduct of its business. The Company has not received any written, or to its knowledge, other communication from a governmental entity that alleges that the Company is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not be reasonably likely to have, individually or in the aggregate, a material adverse effect on the Company. Except for such matters as have not had and would not be reasonably likely to have, individually or in the aggregate, a material adverse effect on the Company, as of the date hereof there is no (i) action, lawsuit, claim or other proceeding, in each case by or before any governmental authority pending, or, to the knowledge of the Company, threatened against the Company or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against the Company.

7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, exclusive of the choice-of-law principles thereof.

8. Exclusive Jurisdiction. The Parties agree that any dispute, claim or controversy directly or indirectly relating to or arising out of this Agreement shall be commenced in the Commercial Division of the Supreme Court of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have exclusive jurisdiction over the adjudication of such matters and shall decide the merits of each claim on the basis of the internal laws of the State of New York without regard to principles of conflicts of law. The Parties agree and consent to personal jurisdiction, service of process and venue of such courts, waive all right to trial by jury for any claim and agree not to assert the defense of forum non conveniens. The Parties also agree that service of process may be effected through next-day delivery using a nationally-recognized overnight courier or personally delivered to the Parties. The Parties further agree that a final non-appealable judgment in respect of any claim brought in any such court shall be binding and may be enforced in any other court having jurisdiction over the party against whom the judgment is sought to be enforced.

9. Waiver of Jury Trial. EACH PARTY TO THIS PAYMENT AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS PAYMENT AGREEMENT, THE TRANSACTIONS CONTEMPLATED BY THIS PAYMENT AGREEMENT AND/OR THE RELATIONSHIPS ESTABLISHED AMONG THE PARTIES UNDER THIS PAYMENT AGREEMENT. THE PARTIES FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH SUCH PARTY’S LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES SUCH PARTY’S JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

10. Entire Agreement. This Agreement reflects the complete understanding of the Parties and may not be amended orally.

11. Interpretation. The Parties acknowledge that this Agreement represents the combined efforts of negotiation and drafting of the Parties and their attorneys and that any ambiguity shall not be construed against any Party.

12. Counterparts. This Agreement may be executed in two or more counterparts, including by email or facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

13. No Modification. This Agreement shall not be modified or amended in any way except by a writing signed by all Parties hereto.

[Signatures only to follow]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

IGNYTE ACQUISITION CORP.

By:	/s/ Steven Kaplan
Name: Steven Kaplan
Title: Chief Financial Officer
IGNYTE SPONSOR LLC

By:	/s/ David Rosenberg
Name: David Rosenberg
Title: Managing Member